SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 12, 2003

COMPUTER NETWORK TECHNOLOGY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Minnesota (State or Other Jurisdiction	0-139944 (Commission	41-1356476 (I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6000 Nathan Lane North, Minneapolis, MN (Address of Principal Executive Offices)	55442 (Zip Code)

Registrant’s telephone number, including area code: (763) 268-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

SIGNATURE
EXHIBIT INDEX
EX-99 Press Release

Item 7. Financial Statements; Pro Forma Financial Information and Exhibits.

(c)  Exhibits

Exhibit No.	Exhibit Description

99	Press Release dated May 12, 2003. *

*	Filed herewith.

Item 9. Regulation FD Disclosure.

     The following information is being furnished pursuant to “Item 9. Regulation FD Disclosure” and “Item 12. Results of Operations and Financial Condition” of Form 8-K in accordance with SEC Release No. 33-8216 and 34-47583.

     On May 12, 2003, Computer Network Technology Corporation issued a press release regarding its financial results for the first quarter of 2003 and certain other information. A copy of the press release is attached hereto as Exhibit 99 and is incorporated herein by reference.

     The attached press release includes pro forma information regarding results from operations, which includes adjustments to amounts calculated under generally accepted accounting principles. The adjustments are with respect to the expense related to the earn-out payable to Bi-Tech employees, a provision for income taxes calculated at an effective rate of 34% and the exclusion of the cumulative effect of a change in accounting for goodwill. Pro forma results from operations are provided as a complement to results provided in accordance with generally accepted accounting principles. The earn-out payable to the BI-Tech employees was negotiated as part of the acquisition of BI-Tech and will end on June 30, 2004. Results for the first quarter of 2003 were tax effected at a rate of 34%. These pro forma adjustments were made to improve comparability with 2002. Management believes that the pro forma information is used by some investors and equity analysts to make informed decisions because the comparable information may be more useful when analyzing historical results or predicting future results from operations.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2003	COMPUTER NETWORK TECHNOLOGY CORPORATION

	By	/s/ JEFFREY A. BERTELSEN
Jeffrey A. Bertelsen
Treasurer

EXHIBIT INDEX

EXHIBIT	DESCRIPTION OF EXHIBIT

99	Press Release dated May 12, 2003.